UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2013

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

On April 25, 2013, our shareholders approved the Life Time Fitness, Inc. Executive Cash Bonus Plan (the “Cash Bonus Plan”). The Cash Bonus Plan was previously approved by our board of directors, upon recommendation of our compensation committee. The Cash Bonus Plan was submitted for shareholder approval so that amounts paid thereunder could qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. One of the conditions for qualification as performance-based compensation is that the shareholders must approve the material terms of the performance targets and re-approve those material terms every five years. Amounts paid under the objective performance targets established under the Cash Bonus Plan will, under current tax law, qualify as performance-based compensation. Below is a summary of the material terms of the Cash Bonus Plan.

Purpose. The purpose of the Cash Bonus Plan is to motivate our executive officers and other key employees to improve the overall performance of our company and reward them when our company achieves specific measurable results. The Cash Bonus Plan provides cash awards to executive officers and other key employees to encourage them to work to produce a strong return for our shareholders and to encourage them to remain in the employ of Life Time Fitness, Inc. The Cash Bonus Plan gives the compensation committee discretion to choose one or more appropriate performance targets by which to measure the performance of our executive officers and other key employees in any given performance period.

Administration. The compensation committee, all of whose members are independent, non-employee directors, will administer the Cash Bonus Plan. The compensation committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the Cash Bonus Plan, as it considers appropriate, to the executive officers and other key employees.

Eligibility. Any executive officer and other key employee(s) designated by the compensation committee from time to time are eligible to participate in the Cash Bonus Plan. The compensation committee determines which executive officers and other key employees will participate in the Cash Bonus Plan for a given year or other performance period and the compensation committee may select the executive officers and other key employees it deems appropriate to participate in the Cash Bonus Plan no later than the lesser of the first ninety days or the first twenty-five percent of a performance period.

Determination of Performance Targets. Awards may be based on one or more or any combination of the following performance targets chosen by the compensation committee: stock price, market share, sales, revenue, cash flow, sales volume, earnings per share, EBITDA, pre-tax income or earnings before taxes, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholders return, gross margin and/or costs. In addition, for any award to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance targets may include any other measures as the compensation committee may determine. The compensation committee may select different performance targets for different participants in any performance period that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function, business unit or affiliate in which the participant is employed. As appropriate, any such targets may be expressed in absolute amounts, on a per share basis or as a change from preceding performance periods. The performance goals based on these performance targets may be made relative to the performance of other corporations. In addition to selecting the performance targets, the compensation committee will also approve the level of attainment required to earn a payment under an award.

Determination of Cash Incentive Amounts. The degree of attainment for each participant to receive an award will be determined by the compensation committee. At the end of the performance period, the compensation committee will certify in writing the degree to which performance targets were attained and the awards payable to the participants. The participants will receive payment in cash as soon as practicable, but no sooner than two and a half months after the end of the calendar year in which the performance period ended. A participant must be employed on the date of payment in order to receive a payout of an award, unless the participant’s employment terminates due to death or disability, in which case the participant (or the participant’s successor) shall be entitled to a prorated payment for the portion of the performance period during which the participant was employed. At any time during the performance period, the compensation committee has discretion to amend the performance targets to reflect material adjustments in or changes to our policies, to reflect material corporate changes such as mergers or acquisitions, and to reflect such other events having a material impact on the performance targets, so long as such adjustments to awards qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code will not disqualify the award.

Maximum Payments. No covered officer may receive awards under the Cash Bonus Plan that entitle him or her to receive more than $5 million for any calendar year.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders held on April 25, 2013, the shareholders voted on the following:

1. Proposal to elect a board of directors of eight directors, to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The following directors were elected based on the votes listed below:

Nominee	For	Against	Abstain	Broker Non-Votes
Bahram Akradi	37,097,323	1,103,089	1,922	1,633,369
Giles H. Bateman	35,957,984	2,233,240	11,110	1,633,369
Jack W. Eugster	38,048,592	143,599	10,143	1,633,369
Guy C. Jackson	37,880,347	310,229	11,758	1,633,369
John K. Lloyd	35,800,995	2,390,333	11,006	1,633,369
Martha A. Morfitt	35,964,717	2,227,866	9,751	1,633,369
John B. Richards	37,987,571	203,608	11,155	1,633,369
Joseph S. Vassalluzzo	35,967,923	2,230,750	3,661	1,633,369

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The proposal passed with a vote of 38,478,488 in favor, 1,353,357 against, 3,858 abstentions and no broker non-votes.

3. Proposal to approve the Life Time Fitness, Inc. Executive Cash Bonus Plan. The proposal passed with a vote of 37,045,142 in favor, 1,141,406 against, 15,786 abstentions and 1,633,369 broker non-votes.

4. Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement. The proposal passed, on an advisory basis, with a vote of 23,728,572 in favor, 14,457,352 against, 16,410 abstentions and 1,633,369 broker non-votes.

As of the close of business on the record date for the meeting, which was February 26, 2013, there were 43,484,971 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

Item 9.01.	Financial Statements and Exhibits.

The following Exhibit is being filed herewith:

10.1	Life Time Fitness, Inc. Executive Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: April 29, 2013	By	/s/ James N. Spolar
James N. Spolar
Associate General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
10.1	Life Time Fitness, Inc. Executive Cash Bonus Plan	Incorporated by reference to Appendix A to the Registrant’s proxy statement for its 2013 Annual Meeting of Shareholders (File No. 001-32230), filed with the Commission on March 7, 2013.

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